                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                              NEUROGEN CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                           22-2845714
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                          35 Northeast Industrial Road
                           Branford, Connecticut 06405
              (Address of principal executive offices and zip code)

                              AMENDED AND RESTATED
                   NEUROGEN CORPORATION 2001 STOCK OPTION PLAN
             (as amended and restated effective September 4, 2001)
                                (2,000,000 shares)
                            (Full title of the plan)
                              ---------------------

                                William H. Koster
                             Chief Executive Officer
                              Neurogen Corporation
                          35 Northeast Industrial Road
                           Branford, Connecticut 06405
                                 (203) 488-8201

                      (Name, address and telephone number,
                   including area code, of agent for service)
                             ----------------------

                                   Copies to:

                           Donald B. Brant, Jr., Esq.
                       Milbank, Tweed, Hadley & McCloy LLP
                             1 Chase Manhattan Plaza
                            New York, New York 10005

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================

Title of securities      Amount to be              Proposed maximum           Proposed maximum            Amount of
to be registered         registered                offering price per share*  aggregate offering price*   registration fee

---------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.025
per share                2,000,000                 $17.945                    $35,890,000                 $8,972.50

===========================================================================================================================

     *Estimated  solely for the purpose of calculating the  registration  fee in accordance  with Rule  457(h)  based  upon the  average of the high and low sale price of the  Common  Stock on  November  13,  2001 as  reported  on the  Nasdaq
National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Neurogen  Corporation (the "Company") with
the  Securities  and  Exchange   Commission   (the   "Commission")   are  hereby
incorporated by reference into this Registration Statement:

     (a)  the Company's Annual Report on Form 10-K and  10-K/A  for  the  fiscal year ended December 31, 2000; and

     (b)  the Company's  Quarterly  Reports on Form 10-Q for the quarters  ended
          March 31, 2001, June 30, 2001 and September 30, 2001; and

     (c)  the Company's Current Report on Form 8-K dated September 19, 2001.

     The  description  of the Company's  Common  Stock,  which is contained in a registration  statement  filed under the  Securities  Exchange  Act of 1934,  as amended (the  "Exchange  Act"),  including any amendment or report filed for the purpose of updating such description,  is hereby  incorporated by reference into this Registration Statement.

     All documents subsequently filed by the Company pursuant to Sections 13(a),
13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a  post-effective amendment  which  indicates that all securities  offered have been sold or which deregisters  all  securities  then  remaining  unsold,  shall  be  deemed  to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation.  Article NINTH of the Certificate of
Incorporation of the Company provides that the Company shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware
(the  "Delaware  Law"),  indemnify  its  directors  and  officers.  Section  145 generally permits the Company to indemnify directors and officers:

     (a) against expenses, including attorney fees, judgments, fines and amounts paid in settlements  reasonably  incurred by a director or officer in connection with a claim brought by a third party; and

     (b) against expenses,  including attorney fees (but, not judgments,  etc.), reasonably  incurred by a director or officer in a claim brought by the Company, including stockholder derivative suits, unless such director or officer is found by a court to be liable to the  Company and such court does not  determine  that the director or officer is fairly and reasonably entitled to indemnity.

     The  indemnification  noted above may be provided only if the disinterested directors  not a party to any such  action,  independent  legal  counsel  or the
Company's  stockholders  determine that the directors  and/or  officers  seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

     The Company's  Certificate of Incorporation,  pursuant to Section 102(b)(7)
of the Delaware Law, contains provisions eliminating,  in certain circumstances, the  personal  liability  of a director to the Company or its  stockholders  for money damages for breach of fiduciary  duty as a director.  While this provision provides relatively broad protection,  it also allows significant  exceptions to such protection.  Pursuant to this provision and the Delaware Law, each director will  continue to be subject to liability for breach of the  director's  duty of loyalty to the  Company,  for acts or  omissions  not in good faith or involving intentional  misconduct,  for knowing violations of the law, for actions leading to improper  personal  benefits to the director,  for claims for  nonmonetary or equitable  relief,  to any person or entity  other than the  corporation  or its stockholders,  for defense costs,  for claims against a director in his capacity as an officer of the corporation and for willful or negligent  violations of the
Delaware Law  provisions  dealing with payment of dividends or approval of stock repurchases  or  redemptions.  Also,  the provision does not affect a director's responsibilities  under any other law,  such as the federal  securities  laws or state or federal  environmental  laws. As permitted under the Delaware Law, this provision limits the personal liability of directors only, not officers.

     At  present,  there is no pending  litigation  or  proceeding  involving  a director or officer of the Company as to which  indemnification  is being sought nor is the Company aware of any threatened  litigation that may result in claims for indemnification by any officer, director or employee of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.                         DESCRIPTION

     4.1  Amended and Restated  Neurogen  Corporation 2001 Stock Option Plan, as
          amended and restated effective September 4, 2001.

     4.2  Form of Incentive Stock Option Agreement  currently used in connection with the grant of options  under the  Amended  and  Restated  Neurogen
          Corporation 2001 Stock Option Plan.

     4.3  Form  of  Non-Qualified  Stock  Option  Agreement  currently  used  in connection  with the grant of options  under the Amended and  Restated
          Neurogen Corporation 2001 Stock Option Plan.

     5.1  Opinion of Milbank, Tweed, Hadley & McCloy LLP.

     23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2 Consent of Milbank,  Tweed,  Hadley & McCloy LLP  (included in Exhibit
          5.1).

     24.1 Powers of Attorney of Frank C.  Carlucci,  William H. Koster,  John F.
          Tallman,  Robert H. Roth, Jeffrey J. Collinson,  John Simon, Robert N.
          Butler, Suzanne Woolsey, Barry M. Bloom, Mark Novitch, Julian C. Baker
          and Felix J. Baker.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1)  To file,  during  any  period in which  offers or sales are being made, a post-effective amendment to this registration statement;

               (i)  To include any  prospectus  required by Section  10(a)(3) of the Securities Act of 1933 (the "1933 Act");

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the  registration  statement (or the most recent  post-effective  amendment  thereof)  which, individually  or in the  aggregate,  represent a fundamental change  in the  information  set  forth in the  registration statement.  Notwithstanding  the foregoing,  any increase or decrease  in  volume  of  securities  offered  (if the total dollar  value of  securities  offered  would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the  aggregate,  the changes in volume and price  represent  no more than 20 percent  change in the
                    maximum   aggregate   offering   price   set  forth  in  the
                    "Calculation  of  Registration  Fee" table in the  effective registration statement; and

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such  information in the
                    registration   statement;   PROVIDED,   HOWEVER,   that  the
                    foregoing  paragraphs  (a)(1)(i) and (a)(1)(ii) do not apply if the  registration  statement  is on Form S-3 or Form S-8,
                    and  the   information   required   to  be   included  in  a
                    post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section
                    13 or  15(d) of the  Securities  Exchange  Act of 1934  (the
                    "1934  Act")  that  are  incorporated  by  reference  in the registration statement.

          (2)  That, for the purpose of determining any liability under the 1933
               Act, each such  post-effective  amendment shall be deemed to be a new  registration  statement  relating to the securities  offered therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the  securities  being  registered  which remain unsold at the termination of the offering.

     (b)  The undersigned  registrant  hereby  undertakes  that, for purposes of determining  any  liability  under  the 1933 Act,  each  filing of the registrant's  annual report  pursuant to Section 13(a) or 15(d) of the
          1934 Act (and,  where  applicable,  each filing of an employee benefit plan's annual  report  pursuant to Section 15(d) of the 1934 Act) that is  incorporated by reference in the  registration  statement shall be deemed to be a new registration  statement  relating to the securities offered  therein,  and the  offering of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification  for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant  pursuant to the foregoing  provisions,  or otherwise,  the registrant  has been advised that in the opinion of the Securities and
          Exchange  Commission such  indemnification is against public policy as expressed  in the 1933 Act and is,  therefore,  unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  registrant of expenses  incurred or paid by a director,  officer  or  controlling  person of the  registrant  in the successful  defense of any action,  suit or proceeding) is asserted by such director,  officer or controlling  person in connection  with the securities  being  registered,  the  registrant  will,  unless  in the opinion of its  counsel  the matter  has been  settled by  controlling precedent,  submit to a court of appropriate jurisdiction the question whether  such  indemnification  by  it is  against  public  policy  as expressed  in  the  1933  Act  and  will  be  governed  by  the  final adjudication of such issue.

                                   SIGNATURES

          Pursuant  to the  requirements  of the  Securities  Act of  1933,  the registrant  certifies  that it has  reasonable  grounds to believe  that it meets all of the  requirements  for filing on Form S-8 and has duly  caused this Registration  Statement to be signed on its behalf by the undersigned, thereunto duly authorized,  in the City of Branford,  State of Connecticut, on this 16th day of November 2001.

                                            NEUROGEN CORPORATION

                                           By: /S/ WILLIAM H. KOSTER
                                           -------------------------------------
                                           William H. Koster
                                           Chief Executive Officer

          Pursuant  to the  requirements  of the  Securities  Act of 1933,  this
     Registration  Statement  has been  signed by the  following  persons in the capacities and on the date indicated.

       SIGNATURE                                     TITLE                                        DATE
       ---------                                     -----                                        ----

             *                         Chairman of the Board and Director                    November 16, 2001
---------------------------
Frank C. Carlucci

             *                         Chief Executive Officer and Director                  November 16, 2001
---------------------------
William H. Koster

 /S/ STEPHEN R. DAVIS                  Executive Vice President and Chief Business Officer;  November 16, 2001
---------------------------            Director
Stephen R. Davis

             *                         Director                                              November 16, 2001
---------------------------
John F. Tallman

            *                          Director                                              November 16, 2001
---------------------------
Robert H. Roth

            *                          Director                                              November 16, 2001
---------------------------
Jeffrey J. Collinson

             *                         Director                                              November 16, 2001
---------------------------
John Simon

             *                         Director                                              November 16, 2001
---------------------------
Robert N. Butler

            *                          Director                                              November 16, 2001
---------------------------
Suzanne Woolsey, Ph.D

             *                         Director                                              November 16, 2001
---------------------------
Barry M. Bloom, Ph.D

             *                         Director                                              November 16, 2001
---------------------------
Mark Novitch, M.D.

             *                         Director                                              November 16, 2001
---------------------------
Julian C. Baker

             *                         Director                                              November 16, 2001
---------------------------
Felix J. Baker, Ph.D

*By:  /S/ STEPHEN R. DAVIS
      -------------------------------------
      Stephen R. Davis, Attorney-in-Fact

                                                                     Exhibit 4.1

                              Amended and Restated
                              Neurogen Corporation
                             2001 Stock Option Plan
              (as amended and restated effective September 4, 2001)

                                    * * * * *

     1. Purpose.  The purpose of the Amended and Restated  Neurogen  Corporation
2001 Stock  Option Plan (as amended and  restated  effective  September 4, 2001)
(the "Plan") is to attract and retain the best available  personnel,  to provide additional  incentive to employees and consultants and to promote the success of the business of Neurogen  Corporation  (the "Company") and its  Subsidiaries (as
defined below).

     2. Certain Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

          2.1  "Award  Agreement"  shall  mean  the  agreement   executed  by  a
               Participant  pursuant to the  provisions of Sections 3.2 and 12.4 of the Plan in connection  with the granting of a Stock Option or of Restricted Shares.

          2.2  "Board"  shall mean the Board of  Directors  of the  Company,  as constituted from time to time.

          2.3  "Cause"  shall mean,  for  purposes  of this Plan,  either of the following:  (a) if a  Participant  is a party to an employment or consulting agreement with the Company or with any Subsidiary, the meaning as defined in such  agreement;  or (b) if the Participant is not party to such an agreement,  (i) commission of a felony or misdemeanor;  (ii)  failure  to  abide  by any  material  Company
               policy;   (iii)  gross  negligence  or  willful   misconduct   in
               connection with job duties; or (iv) continuing refusal to perform
               job  duties   after  written   notice  of  such  failure  and  an
               opportunity  to cure such  non-performance.  In  the event that a
               Participant  is party to an employment  or  consulting  agreement with the Company or with any  Subsidiary,  and such employment or consulting  agreement permits the Participant to terminate his or her employment  for "good reason" (as defined in such  agreement)
               or under any constructive  termination  provision  permitting the employee to terminate his or her employment and receive severance
               benefits,   then  if  the  Participant   terminates  his  or  her
               employment  or consulting  relationship  with the Company or with any Subsidiary  for "good reason" or under any such  constructive termination  provision,  he or she  shall be  deemed to have been terminated  by the Company or its  Subsidiary  without  Cause for purposes  of  this  Plan.  Any  determination  of  Cause  by  the
               Compensation Committee or its designee shall be conclusive, final and binding on the Participant, and on all persons claiming under or through such Participant, for purposes of this Plan.

          2.4  "Change of Control"  shall,  for purposes of this Plan, be deemed to have occurred (i) when any person or persons acting in concert
               (within  the  meaning  of Section  13(d)(3)  or  14(d)(2)  of the
               Exchange  Act),  excluding  Company  benefit  plans,  becomes the beneficial  owner of securities  of the Company  having more than fifty  percent  (50%)  of  the  voting  power  of  the  Company's then-outstanding  securities;  (ii) upon the  consummation of any
               merger  or  other   business   combination   of  the  Company  (a
               "Transaction"),  other than a Transaction  immediately  following which those persons who were  shareholders of the Company and any trustee  or  fiduciary  of  any  Company  employee  benefit  plan immediately  prior to the Transaction own more than fifty percent
               (50%)  of  the  voting  power,  directly  or  indirectly,  of the surviving  corporation  in any  such  merger  or  other  business combination; (iii) when, within any twelve (12) month period, the persons who were  directors  immediately  before the beginning of such  period  (the  "Incumbent  Directors")  shall cease (for any reason other than death) to constitute at least a majority of the
               Board or the board of  directors  of a successor  to the Company.
               For this  purpose,  any  director  who was not a director  at the beginning  of such  period  shall be  deemed  to be an  Incumbent
               Director if such  director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent  Directors (so long as such  director was not nominated by a person who has expressed an intent to effect a Change of  Control  or engage in a proxy or
               other  control  contest);   or  (iv)  when  a  plan  of  complete
               liquidation of the Company shall have been adopted or the holders of voting  securities  of the  Company  shall  have  approved  an agreement  for the sale or  disposition  by the  Company  (in one transaction  or  through  a  series  of  transactions)  of all or substantially all of the Company's assets.

          2.5  "Code" shall mean the Internal Revenue Code of 1986, as in effect and as  amended  from  time to  time,  or any  successor  statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

          2.6  "Committee"  shall mean the  committee  established  from time to time in the sole  discretion of the Board to administer the Plan, as described in Section 3 of the Plan, and  consisting  solely of two or more directors who are non-employee directors for purposes of SEC Rule 16b-3, and who are outside  directors for purposes of
               Section  162(m)  of the  Code  and  the  regulations  promulgated thereunder.

          2.7  "Common Stock" shall mean the common stock,  par value $0.025 per share,  of the Company or any  security of the Company  issued by the Company in substitution or exchange therefor.

          2.8  "Company"   shall   mean   Neurogen   Corporation,   a   Delaware
               corporation,   or   any   successor   corporation   to   Neurogen
               Corporation.

          2.9  "Disability"   shall   mean   disability   as   defined   in  the
               Participant's  then-effective employment or consulting agreement.
               If the participant is not then a party to an effective employment
               or   consulting   agreement   with  the  Company   which  defines
               disability,  "Disability"  shall mean disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's  long-term  disability plan, if any.
               Subject to the first  sentence of this  Section  2.8, at any time that the Company does not maintain a long-term  disability  plan,
               "Disability"  shall mean any physical or mental  disability which is determined  to be total and permanent by a physician  selected in good faith by the Company.

          2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect  and as  amended  from time to time,  or any  successor
               statute  thereto,   together  with  any  rules,  regulations  and
               interpretations promulgated thereunder or with respect thereto.

          2.11 "Fair Market  Value" shall mean,  on or with respect to any given date(s),  the closing price for the Common Stock,  as reported on the NASDAQ  Stock Market for such date(s) or, if the Common Stock was not traded on such date(s), on the immediately  preceding day
               (or days) on which the Common  Stock was  traded.  If at any time the Common  Stock is not traded on the NASDAQ Stock  Market,  the
               Fair Market Value of a share of Common Stock shall be  determined in good faith by the Committee.

          2.12 "Incentive  Stock Option" means any Stock Option granted pursuant to the  provisions  of  Section 6 of the Plan  (and the  relevant
               Award  Agreement)  that is  intended  to be (and is  specifically designated as) an "incentive  stock option" within the meaning of
               Section 422 of the Code.

          2.13 "Non-Qualified  Stock  Option"  means  any Stock  Option  granted pursuant  the  provisions  of  Section  6 of the  Plan  (and  the relevant  Award  Agreement)  that  is not  (and  is  specifically designated as not being) an Incentive Stock Option.

          2.14 "Participant" shall mean any individual who is selected from time to time under  Section 5  to receive a Stock Option or a grant of
               Restricted Shares under the Plan.

          2.15 "Plan"  shall mean the  Neurogen  Corporation  2001 Stock  Option
               Plan,  as set forth  herein and as in effect and as amended  from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

          2.16 "Restricted  Shares" shall mean the  restricted  shares of Common
               Stock granted pursuant to the provisions of Section 7 of the Plan and the relevant Award Agreement.

          2.17 "Retirement"   shall  mean  the   voluntary   retirement  by  the
               Participant  from  active  employment  with the  Company  and its
               Subsidiaries on or after the attainment of age sixty-five (65).

          2.18 "SEC" shall mean the Securities and Exchange  Commission,  or any successor governmental agency.

          2.19 "SEC Rule 16b-3" shall mean Rule 16b-3, as promulgated by the SEC under Section 16(b) of the Exchange Act, or any successor rule or regulation  thereto, as such Rule is amended or applied from time to time.

          2.20 "Stock  Option"  shall  mean an award  granted  to a  Participant pursuant to the provisions of Section 6 of the Plan.

          2.21 "Subsidiary(ies)"  shall  mean any  corporation  (other  than the
               Company), partnership or limited liability company in an unbroken chain of entities,  including and beginning with the Company,  if each of such entities, other than the last entity in the unbroken chain,  owns,  directly or  indirectly,  more than fifty  percent
               (50%) of the voting stock, partnership or membership interests in one of the other entities in such chain.

3.   Administration.

          3.1  General. The Plan shall be administered by the Committee.

          3.2  Plan  Administration  and Plan Rules. The Committee is authorized to construe and interpret the Plan and to  promulgate,  amend and rescind rules and regulations  relating to the implementation and administration  of the Plan.  Subject to the terms and conditions
               of  the  Plan,  the  Committee  shall  make  all   determinations
               necessary or advisable for the  implementation and administration of the Plan  including,  without  limitation,  (a)  selecting the
               Plan's Participants, (b) granting Stock Options and making grants of  Restricted  Shares in such amounts and form as the  Committee shall  determine,  (c)  imposing  such  restrictions,  terms  and conditions  upon such Stock Options and upon grants of Restricted
               Shares  as  the  Committee  shall  deem   appropriate,   and  (d)
               correcting any technical defect(s) or technical  omission(s),  or reconciling any technical inconsistency(ies), in the Plan and any
               Award Agreement.  The Committee may designate  persons other than members of the Committee to carry out the day-to-day  ministerial administration  of the Plan under such conditions and limitations as it may  prescribe.  The  Committee  may  (i)  delegate  to the
               Company's  President  and Chief  Executive  Officer and to a Vice
               President of the Company (as designated by the Committee), acting together,  the  authority  to grant Stock  Options or  Restricted
               Shares to those eligible  employees and  consultants  who are not subject  to  Section  16 of the  Exchange  Act or  (ii)  adopt  a resolution to automatically provide to an employee or consultant, upon the  initial  employment  of such person or  performance  of services by such person,  a grant of Stock  Options or Restricted
               Shares: provided,  however, that such delegation or adoption will not be effective if it would  disqualify  the Plan,  or any other plan of the  Company  (or of any  Subsidiary)  intended  to be so qualified,  from (i) the  exemption  provided  by SEC Rule 16b-3,
               (ii) the benefits  provided under Section 422 of the Code, or any successor  provisions  thereto or (iii) entitlement to deductions under Code Section 162(m),  or any successor  provision  thereto.
               The Committee's determinations under the Plan need not be uniform and may be made selectively  among  Participants,  whether or not such  Participants  are similarly  situated.  Any  determination, decision  or  action  of the  Committee  in  connection  with the construction,  interpretation,  administration, or implementation of the Plan  shall be  final,  conclusive  and  binding  upon all
               Participants  and any  person(s)  claiming  under or through  any
               Participants.  The  Company  shall  effect the  granting of Stock
               Options and Restricted  Shares under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements  and/or other  instruments in such form as is approved by the Committee.

          3.3  Liability  Limitation.  Neither the Board nor the Committee,  nor
               any  member of  either,  shall be liable  for any act,  omission, interpretation,  construction or determination made in good faith in connection  with the Plan (or with any Award  Agreement),  and the members of the Board and the  Committee  shall be entitled to indemnification  and  reimbursement  by the Company in respect of
               any  claim,   loss,   damage  or  expense   (including,   without
               limitation,  attorneys'  fees) arising or resulting  therefrom to the fullest extent permitted by law, by the Company's Certificate of  Incorporation,  as amended,  and/or under any  directors' and officers'  liability  insurance  coverage  which may be in effect from time to time.

4.   Term of Plan/Common Stock Subject to Plan.

          4.1  Term.  The Plan shall  terminate  on June 29,  2011,  except with respect to Stock  Options  and grants of  Restricted  Shares then
               outstanding.   After  such  date  no  further  Stock  Options  or
               Restricted Shares shall be granted under the Plan.

          4.2  Common  Stock.  The maximum  number of shares of Common  Stock in respect  of which  Stock  Options  and  Restricted  Shares may be granted  under the Plan,  subject to  adjustment  as  provided in
               Section 9.2 of the Plan, shall not exceed two million (2,000,000)
               shares  of Common  Stock;  provided,  however,  that no more than fifty  percent  (50%) of that  total may be issued in the form of
               Restricted  Shares pursuant to the provisions of Section 7 of the
               Plan.  Common  Stock  which may be  issued  under the Plan may be either authorized and unissued shares or issued shares which have been  reacquired  by the  Company  and which  are  being  held as treasury  shares.  No fractional  shares of Common Stock shall be issued under the Plan. If any Stock Options expire unexercised or
               if  any  Stock  Options  or  grants  of  Restricted   Shares  are
               forfeited,  surrendered,  canceled, terminated or settled in cash in lieu of Common  Stock,  the shares of Common  Stock which were theretofore  subject  (or  potentially  subject)  to  such  Stock
               Options or to such  grants of  Restricted  Shares  shall again be available  for grants of Stock  Options or of  Restricted  Shares under  the Plan to the  extent  of such  expiration,  forfeiture, surrender, cancellation, termination or settlement.

5.   Eligibility.   Individuals   eligible  for  Stock  Options  and  grants  of
     Restricted  Shares under the Plan shall be  determined  by the Committee in its sole discretion and shall be limited to employees of and consultants to the Company and its Subsidiaries, and persons who may become such employees or consultants.

6.   Stock Options.

          6.1  Terms and Conditions.  Stock Options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive
               Stock Options or Non-Qualified  Stock Options (sometimes referred to collectively  herein as "Stock  Options").  Such Stock Options shall be  subject to the terms and  conditions  set forth in this
               Section  6 and  to  any  additional  terms  and  conditions,  not inconsistent  with the express terms and  provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

          6.2  Grant.  Stock  Options may be granted under the Plan in such form
               as  the  Committee  may  from  time  to  time  approve.   Special
               provisions  shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the
               Code) more than ten percent  (10%) of the total  combined  voting power  of all  classes  of  stock of the  Company  or its  parent corporation or any Subsidiary of the Company,  within the meaning of Section 424(e) and (f) of the Code (a "10% Shareholder").

          6.3  Exercise  Price.  The  exercise  price per share of Common  Stock subject to a Stock Option shall be determined  by the  Committee, including, without limitation, a determination based on a formula determined by the Committee at the time of grant and indicated in the Participant's Award Agreement;  provided,  however,  that the exercise  price of an  Incentive  Stock  Option shall not be less than one hundred  percent  (100%) of the Fair Market Value of the
               Common  Stock on the date of the  grant of such  Incentive  Stock
               Option;  provided,  further,  however,  that in the case of a 10%
               Shareholder,  the  exercise  price of an  Incentive  Stock Option shall not be less than one hundred ten percent (110%) of the Fair
               Market Value of the Common Stock on the date of grant.

          6.4  Term.  In respect  of any Stock  Option  granted  under the Plan, unless  otherwise  (a)  determined  by the Committee (in its sole discretion) at or prior to the time of grant of a Stock Option or
               (b)  provided  in the  Award  Agreement  or in the  Participant's employment,  severance or consulting  agreement in respect of any such Stock  Option,  the term of each Stock  Option  shall be ten
               (10) years;  provided,  however,  that the term of any  Incentive
               Stock Option shall not exceed ten (10) years (five (5) years,  in the  case  of a  10%  Shareholder)  after  the  date  immediately preceding  the  date on  which  the  Incentive  Stock  Option  is granted.

          6.5  Method of Exercise. A Stock Option may be exercised,  in whole or in part, by giving written notice of exercise to the Secretary of the  Company  (or to the  Secretary's  designee)  specifying  the
               number  of  shares  to  be   purchased.   Such  notice  shall  be
               accompanied  by payment in full of the exercise price in cash, or by certified or personal check,  bank draft,  money order or wire transfer to the Company or, if permitted by the Committee (in its sole  discretion) and by applicable law, by delivery of, alone or in conjunction with a partial cash or instrument  payment,  (a) a fully-secured  promissory  note or  notes,  (b)  shares of Common
               Stock  already  owned by the  Participant  for at  least  six (6)
               months  or (c)  any  other  form  of  payment  acceptable  to the
               Committee.  Payment  instruments shall be received by the Company subject to collection.  The proceeds received by the Company upon exercise  of any  Stock  Option  may be used by the  Company  for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again.

          6.6  Maximum  Grant.  During any calendar  year,  no  Participant  may receive Stock Options to purchase more than five hundred thousand
               (500,000) shares of Common Stock under the Plan.

          6.7  Exercisability.  In respect of any Stock Option granted under the
               Plan,  unless  otherwise (a)  determined by the Committee (in its sole  discretion) at any time and from time to time in respect of any such Stock Option or (b)  provided in the Award  Agreement or
               in  the   Participant's   employment,   severance  or  consulting
               agreement in respect of any such Stock Option,  such Stock Option shall become  exercisable as to the aggregate number of shares of
               Common Stock  underlying such Stock Option,  as determined on the date of grant, as follows:

               o    twenty percent (20%) on the first anniversary of the date of grant of the Stock Option,  provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

               o    forty percent (40%) on the second anniversary of the date of grant of the Stock Option,  provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

               o    sixty percent (60%) on the third  anniversary of the date of grant of the Stock Option,  provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

               o    eighty  percent (80%) on the fourth  anniversary of the date of grant of the Stock Option,  provided the  Participant  is then  employed by or providing  consulting  services for the
                    Company and/or one of its Subsidiaries; and

               o    one hundred  percent (100%) on the fifth  anniversary of the date of grant of the Stock Option,  provided the Participant is then employed by or providing consulting services for the
                    Company and/or one of its Subsidiaries.

                    Notwithstanding  anything to the contrary  contained in this section 6.7, unless otherwise  provided in the Award Agreement or
               in  the   Participant's   employment,   severance  or  consulting
               agreement  in  respect of such Stock  Option,  such Stock  Option shall become one hundred  percent  (100%)  exercisable  as to the aggregate  number of shares of Common Stock underlying such Stock
               Option  upon  the  death,   Disability   or   Retirement  of  the
               Participant.

7.   Restricted Shares.

          7.1  Terms  and  Conditions.  Awards  of  Restricted  Shares  shall be subject to the terms and  conditions  set forth in this Section 7 and any additional terms and conditions,  not  inconsistent  with the express  terms and  provisions  of the Plan, as the Committee shall set forth in the relevant Award  Agreement.  Subject to the terms of the Plan,  the Committee  shall  determine the number of
               Restricted  Shares  to  be  granted  to  a  Participant  and  the
               Committee may provide or impose different terms and conditions on any particular  Restricted  Share grant made to any  Participant.
               With respect to each Participant receiving an award of Restricted
               Shares,   there   shall  be  issued  a  stock   certificate   (or
               certificates)  in respect of such Restricted  Shares.  Such stock
               certificate(s)   shall  be   registered   in  the  name  of  such
               Participant,  shall be accompanied by a stock power duly executed by  such  Participant,  and  shall  bear,  among  other  required legends, the following legend:

               "THE  TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK
               REPRESENTED  HEREBY  ARE  SUBJECT  TO THE  TERMS  AND  CONDITIONS
               (INCLUDING,  WITHOUT LIMITATION,  FORFEITURE EVENTS) CONTAINED IN
               THE  NEUROGEN  CORPORATION  2001 STOCK  OPTION  PLAN AND AN AWARD
               AGREEMENT  ENTERED INTO BETWEEN THE  REGISTERED  OWNER HEREOF AND
               NEUROGEN CORPORATION. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE
               ON FILE IN THE OFFICE OF THE  SECRETARY OF NEUROGEN  CORPORATION,
               BRANFORD,   CT.   NEUROGEN   CORPORATION   WILL  FURNISH  TO  THE
               RECORDHOLDER OF THE CERTIFICATE,  WITHOUT CHARGE AND UPON WRITTEN
               REQUEST AT ITS PRINCIPAL  PLACE OF BUSINESS,  A COPY OF SUCH PLAN
               AND AWARD AGREEMENT.  NEUROGEN  CORPORATION RESERVES THE RIGHT TO
               REFUSE TO RECORD THE TRANSFER OF THIS CERTIFICATE  UNTIL ALL SUCH
               RESTRICTIONS ARE SATISFIED,  ALL SUCH TERMS ARE COMPLIED WITH AND
               ALL SUCH CONDITIONS ARE SATISFIED."

               Such stock certificate  evidencing such shares shall, in the sole discretion  of the  Committee,  be  deposited  with  and  held in custody by the Company until the restrictions  thereon shall have lapsed  and all of the terms and  conditions  applicable  to such grant shall have been satisfied.

          7.2  Restricted Share Grants. A grant of Restricted Shares is an award of shares of Common Stock  granted to a  Participant,  subject to such restrictions, terms and conditions, if any, as the Committee
               deems   appropriate,    including,    without   limitation,   (a)
               restrictions on the sale, assignment,  transfer, hypothecation or other  disposition of such shares,  (b) the requirement  that the
               Participant  deposit  such  shares  with the  Company  while such shares are subject to such restrictions,  and (c) the requirement that such shares be forfeited  upon  termination of employment or service  for  any  reason  or  for  specified  reasons  within  a specified  period of time  (including,  without  limitation,  the failure to achieve designated performance goals).

          7.3  Restriction Period. In accordance with the provisions of Sections
               7.1 and 7.2 of the Plan and unless  otherwise  determined  by the
               Committee in its sole  discretion  (subject to the  provisions of
               Section  10.2 of the  Plan) at any  time  and from  time to time,
               Restricted  Shares shall only become  unrestricted  and vested in the Participant in accordance with such vesting  schedule and any other applicable  restrictions,  terms and conditions relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the "Restriction  Period").  During
               the Restriction  Period,  such stock shall be and remain unvested and  a  Participant  may  not  sell,  assign,  transfer,  pledge, encumber or otherwise  dispose of or hypothecate such stock. Upon satisfaction  of the vesting  schedule  and any other  applicable restrictions,  terms and  conditions,  the  Participant  shall be entitled to receive the Restricted  Shares or a portion  thereof, as the case may be, as provided in Section 7.4 of the Plan.

          7.4  Payment of Restricted Share Grants. After the satisfaction and/or lapse of the  restrictions,  terms and conditions  established by the Committee in respect of a grant of Restricted  Shares,  a new certificate,  without  the legend set forth in Section 7.1 of the
               Plan,  for the  number of shares  of  Common  Stock  which are no longer subject to such restrictions,  terms and conditions shall,
               as  soon  as   practicable   thereafter,   be  delivered  to  the
               Participant.

          7.5  Shareholder Rights. A Participant shall have, with respect to the shares of Common Stock  underlying a grant of Restricted  Shares, all of the rights of a shareholder  of such stock (except as such rights  are  limited  or  restricted  under  the  Plan  or in the relevant Award Agreement). Any stock dividends paid in respect of
               unvested   Restricted  Shares  shall  be  treated  as  additional
               Restricted  Shares and shall be subject to the same  restrictions and  other  terms  and  conditions  that  apply  to the  unvested
               Restricted  Shares in respect of which such stock  dividends  are issued.

          7.6  Maximum  Grant.  During any calendar  year,  no  Participant  may receive  grants  of  Restricted  Shares  awarding  more  than two hundred fifty thousand (250,000) shares of Common Stock under the
               Plan.

8.   Non-transferability.  Unless  otherwise  provided in a Participant's  Award
     Agreement,  no Stock Option or unvested Restricted Shares under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned,  transferred,  sold,  exchanged,  encumbered,  pledged, or
     otherwise   hypothecated   or   disposed  of  by  a   Participant   or  any
     beneficiary(ies) of any Participant,  except by testamentary disposition by a  Participant  or pursuant to the laws of  intestate  succession.  No such interest  shall be  subject  to  execution,  attachment  or  similar  legal process,  including,  without  limitation,  seizure  for the  payment  of a
     Participant's  debts,  judgments,  alimony,  or separate  maintenance.  Any attempt to sell, exchange,  transfer, assign, pledge, encumber or otherwise dispose of or hypothecate  in any way any such awards,  rights or interests or the levy of any execution,  attachment or similar legal process thereon, contrary  to the  terms of this  Plan,  shall be null and void and  without legal force or effect.  Unless otherwise provided in a Participant's  Award
     Agreement, Stock Options are exercisable only by the Participant during the lifetime of the Participant.

9.   Changes in Capitalization and Other Matters.

          9.1  No Corporate Action  Restriction.  The existence of the Plan, any
               Award  Agreement  and/or the Stock Options or  Restricted  Shares
               granted  hereunder  or  thereunder  shall  not  limit,  affect or restrict  in any way the  right or power of the  Board to make or authorize (a) any adjustment, recapitalization, reorganization or other  change  in  the  Company's  or  any  Subsidiary's  capital structure  or its  business,  (b) any  merger,  consolidation  or change in the ownership of the Company or any Subsidiary, (c) any
               issue  of  bonds,   debentures,   capital,   preferred  or  prior
               preference  stocks  ahead of or  affecting  the  Company's or any
               Subsidiary's  capital  stock  or  the  rights  thereof,  (d)  any dissolution or liquidation of the Company or any Subsidiary,  (e)
               any sale or transfer of all or any part of the  Company's  or any
               Subsidiary's  assets or business,  or (f) any other corporate act or proceeding by the Company or any  Subsidiary.  No Participant,
               beneficiary  or any other person shall have any claim against any
               member  of  the  Board,   the  Committee,   the  Company  or  any
               Subsidiary, or any employees, officers, shareholders or agents of the Company or any Subsidiary, as a result of any such action.

          9.2  Changes in Capital Structure. Stock Options and Restricted Shares
               granted under the Plan and under any Award Agreements  evidencing such Stock Options or Restricted  Shares,  the maximum  number of shares of Common Stock subject to all Stock Options and grants of
               Restricted  Shares stated in Section 4.2, and the maximum  number of shares  subject to Stock Options or  represented  by grants of
               Restricted  Shares that a Participant can receive in any calendar year pursuant to the provisions of Section 6.6 or Section 7.6, as applicable,  shall be subject to adjustment or  substitution,  as determined  by the  Committee in its sole  discretion,  as to the number,  price or kind of a share of stock or other consideration subject to such Stock Options or grants of  Restricted  Shares or as otherwise  determined  by the Committee to be equitable (i) in the event of changes in the  outstanding  stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations,
               reorganizations,    mergers,    consolidations,     combinations,
               exchanges, or other relevant changes in capitalization  occurring after the date of grant of any such  Stock  Option or  Restricted
               Shares or (ii) in the event of any change in  applicable  laws or any change in  circumstances  which results in or would result in any substantial dilution or enlargement of the rights granted to, or  available  for,  Participants,  or which  otherwise  warrants equitable  adjustment  because it  interferes  with the  intended operation of the Plan, in either case where such adjustment shall substantially  preserve  the value,  rights and  benefits  of any affected  Stock Options or Restricted  Shares.  The Company shall give each Participant notice of an adjustment hereunder and, upon notice,  such adjustment  shall be conclusive and binding for all purposes.

          9.3  Change of Control.

               (a)  If a Change of Control occurs and outstanding  Stock Options under the Plan are converted, assumed, replaced or continued
                    by the Company,  a successor or an  acquirer,  then,  in the case and only in the case of a Participant  whose employment
                    or  consulting   relationship   with  the  Company  and  its
                    Subsidiaries   is   terminated   by  the   Company  and  its
                    Subsidiaries (or any successors thereto) without Cause prior to the second anniversary of such Change of Control

                    (i)  any  outstanding   Stock  Options  then  held  by  such
                         Participant   which  are   unexercisable  or  otherwise
                         unvested   shall   automatically   be   deemed   to  be
                         exercisable or otherwise vested, as the case may be, as
                         of the  date  immediately  prior  to the  date  of such
                         termination of employment or cessation of services and

                    (ii) unless otherwise  provided in the Award Agreement or in the Participant's  employment,  severance or consulting
                         agreement in respect of such  Participant's  Restricted
                         Shares,   all   restrictions,   terms  and   conditions
                         applicable to all  Restricted  Shares then  outstanding
                         and held by such Participant  shall lapse and be deemed
                         to be satisfied as of the date immediately prior to the
                         date of such  termination  of emplyment or cessation of
                         services.

               (b)  If  a  Change  of  Control  occurs  and  the  Stock  Options outstanding  under  the  Plan  are not  converted,  assumed, replaced or  continued  by the  Company,  a successor  or an acquirer, then

                    (i)  all outstanding  Stock Options shall  automatically  be
                         deemed   to  be   exercisable   or   otherwise   vested
                         immediately  prior to the consummation of the Change of
                         Control  and all  Participants  shall be  permitted  to
                         exercise  their Stock Options  immediately  prior to or
                         concurrent  with  the  consummation  of the  Change  of
                         Control; and

                    (ii) all  restrictions,  terms and conditions  applicable to outstanding Restricted Shares shall lapse and be deemed
                         to be satisfied  immediately  prior to the consummation
                         of the Change of Control.

               (c)  To the extent that the implementation of the terms of (a) or
                    (b) above  causes an  Incentive  Stock  Option to exceed the dollar  limitation  set forth in Section 422(d) of the Code, or any successor provision thereto, the excess Stock Options shall be deemed to be Non-Qualified Stock Options.

               (d)  Upon  entering  into an  agreement  to  effect a  Change  of
                    Control,  referred to in Section 9.3(b),  the Committee may, subject to the consummation of the Change of Control,  cause
                    all   outstanding   Stock  Options  to  terminate  upon  the
                    consummation of the Change of Control. If the Committee acts
                    pursuant   to  the   preceding   sentence,   each   affected
                    Participant  shall  have the  right to  exercise  his or her outstanding Stock Options during a period of time determined by the Committee in its sole discretion. Notwithstanding the above,  in the  event  of a  Change  of  Control,  then  the
                    Committee  may,  in  its  discretion,   cancel  any  or  all
                    outstanding  Stock Options and cause the holders  thereof to be  paid,  in  cash  or  stock  (including  any  stock  of a successor or  acquirer),  or any  combination  thereof,  the value of such Stock Options,  including any unvested portion thereof,  based upon the excess of the value,  as determined by the  Committee in good faith,  of a share of Common Stock over the exercise price.

10.  Amendment, Suspension and Termination.

          10.1 In General.  The Board may suspend or terminate  the Plan (or any portion  thereof)  at any time and may amend the Plan at any time and from  time to time in such  respects  as the  Board  may deem advisable  or in  the  best  interests  of  the  Company  or  any
               Subsidiary;  provided, however, that without majority shareholder approval no such  amendment may (i) increase the number of shares of  Common  Stock  available  for  Stock  Options  or  grants  of
               Restricted Shares under Section 4.2, or (ii) increase the maximum annual grant under Section 6.6 or Section 7.6, as applicable.  In addition,  no such  amendment,  suspension or  termination  shall materially  and  adversely  affect the rights of any  Participant under any  outstanding  Stock  Options  or  grants of  Restricted
               Shares, without the consent of such Participant.

          10.2 Award Agreement  Modifications.  The Committee may, in its
               sole  discretion,  amend or  modify  at any time and from time to time the  restrictions,  terms and conditions of any  outstanding
               Stock Option or grant of  Restricted  Shares in any manner to the extent that the Committee  under the Plan or any Award  Agreement could have  initially  established  the  restrictions,  terms and conditions of such Stock Option or grant of Restricted Shares. No such amendment or  modification  shall,  however,  materially and adversely  affect  the rights of any  Participant  under any such
               Stock Option or grant of Restricted Shares without the consent of such  Participant.  Nothwithstanding  anything to the contrary in this Section  10.2,  no Stock  Option may be repriced,  replaced, regranted through  cancellation,  or modified without shareholder approval  (except in connection with Section 9.2 herein, a change in the capital structure of the Company),  if the effect would be to reduce the exercise price for the shares underlying such Stock
               Option.

11.  Termination of Employment or Services.

          11.1 In General.  Except as is otherwise  provided (a) in the relevant
               Award  Agreement  as  determined  by the  Committee  (in its sole
               discretion)   or   (b)  in   the   Participant's   then-effective
               employment,  severance  or  consulting  agreement,  if  any,  the following terms and conditions  shall apply as appropriate and as not inconsistent with the terms and conditions, if any, contained in such Award  Agreement  and/or such  employment  or  consulting agreement.

          11.2 Stock Options. Except as otherwise provided in the relevant Award
               Agreement  or  in  a  Participant's   employment,   severance  or
               consulting  agreement  in  respect  of such  Stock  Options,  and subject to any  determination  of the  Committee  pursuant to the provisions  of  Section  6.7  of  the  Plan,  if a  Participant's
               employment  with or  performance  of services for the Company and
               its  Subsidiaries   terminates  for  any  reason,  then  (i)  any
               then-unexercisable  Stock  Options  shall  be  forfeited  by  the
               Participant   and  canceled  by  the   Company,   and  (ii)  such
               Participant's  rights,  if any, to exercise any  then-exercisable
               Stock Options,  if any, shall  terminate six (6) months after the later  of the date of such  termination  or the last day on which services  were  performed  (but not beyond the stated term of any such Stock Option as  determined  under  Section 6.4 of the Plan;
               provided,  however,  that if such  termination  or  cessation  of service is due to death,  Disability or Retirement,  the exercise period for any exercisable  Stock Option shall in no case be less than one (1) year after the date of such termination or cessation of service  (but not  beyond  the  stated  term of any such Stock
               Option  as   determined   under   Section   6.4  of  the   Plan).
               Notwithstanding the above, the Committee, in its sole discretion, may determine that any such  Participant's  Stock Options may, to the extent  exercisable  immediately  prior to any termination of employment or cessation of services,  remain  exercisable  for an additional  period of time  after  any  period  set  forth  above expires  (subject to any other applicable terms and provisions of the Plan and the relevant  Award  Agreement),  but not beyond the stated term of any such Stock Option.

          11.3 Restricted  Shares.  Subject to the  provisions  of  Section  9.3 herein,  if a  Participant's  employment  with or  performance of services for the Company and its Subsidiaries  terminates for any reason (other than due to death,  Disability or Retirement) prior to the satisfaction  and/or lapse of the restrictions,  terms and conditions  applicable  to a grant  of  Restricted  Shares,  such
               Restricted   Shares  shall   immediately   be  canceled  and  the
               Participant (or such Participant's estate, designated beneficiary or  other  legal  representative,  as  the  case  may  be  and as
               determined  by  the  Committee)   shall  forfeit  any  rights  or
               interests  in and with  respect  to any such  Restricted  Shares.
               Notwithstanding  anything to the contrary in this  Section  11.3, the Committee, in its sole discretion,  may determine that all or a portion of any such  Participant's  Restricted Shares shall not be so canceled and forfeited. If the Participant's  employment or performance of services  terminates  due to death,  Disability or
               Retirement,  the  Participant  (and  such  Participant's  estate, designated beneficiary or other legal representative, as the case may be and as  determined  by the  Committee)  shall  become  one
               hundred   percent   (100%)  vested  in  any  such   Participant's
               Restricted Shares as of the date of any such termination.

          11.4 Leaves of  Absence/Transfers.  The Committee shall have the power to promulgate  rules and regulations  and to make  determinations under the Plan, as it deems appropriate,  in respect of any leave of  absence  from the  Company  or any  Subsidiary  granted  to a
               Participant.  Without  limiting the  generality of the foregoing, the  Committee  may  determine  whether any such leave of absence shall be treated as if the Participant has been terminated by the
               Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be  deemed  to  have  been  terminated  as a  result  of such transfers.

12.  Miscellaneous.

          12.1 Tax Withholding.  The Company shall have the right to deduct from any  payment or  settlement  under the Plan,  including,  without limitation,  the  exercise of any Stock  Option or the vesting of any Restricted  Shares,  any federal,  state,  local,  foreign or other  taxes  of any  kind  which  the  Committee,  in  its  sole discretion,  deems  necessary  to be  withheld to comply with the
               Code and/or any other  applicable  law,  rule or  regulation.  In addition,  the  Company  shall have the right to require  payment from a Participant to cover any  applicable  withholding or other employment  taxes due upon any  payment or  settlement  under the
               Plan.

          12.2 No Right to  Employment.  Neither the  adoption of the Plan,  the granting  of any  Stock  Option  or  Restricted  Shares,  nor the
               execution of any Award Agreement,  shall confer upon any employee or  consultant  of the  Company  or any  Subsidiary  any right to continued employment or consulting  relationship with the Company or any Subsidiary,  as the case may be, nor shall it interfere in any way with the right,  if any, of the Company or any Subsidiary to terminate the  employment or  consulting  relationship  of any employee or consultant  at any time for any reason,  even if such termination adversely affects such Participant's Stock Options or grants of Restricted Shares.

          12.3 Listing,  Registration  and  Other  Legal  Compliance.  No  Stock
               Options, Restricted Shares or shares of the Common Stock shall be required  to be  issued  or  granted  under the Plan or any Award
               Agreement unless legal counsel for the Company shall be satisfied that  such  issuance  or  grant  will be in  compliance  with all
               applicable   securities   laws  and  regulations  and  any  other
               applicable laws or regulations.  The Committee may require,  as a
               condition  of  any  payment  or  share  issuance,   that  certain
               agreements, undertakings,  representations,  certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations.  Certificates  for shares of
               Common  Stock  delivered  under  the Plan  may  bear  appropriate legends and may be subject to such stock-transfer orders and such other  restrictions as the Committee may deem advisable under the rules,  regulations,  or other requirements of the Securities and
               Exchange  Commission,  any stock  exchange  upon which the Common
               Stock is listed, and any applicable  securities law. In addition, if, at any time  specified  herein (or in any Award  Agreement or otherwise) for (a) the granting of any Stock Option or Restricted
               Shares or the making of any  determination,  (b) the  issuance or other distribution of Common Stock, or (c) the payment of amounts to or through a  Participant  with respect to any Stock Option or grant of Restricted  Shares,  any law, rule,  regulation or other requirement of any governmental authority or agency shall require either the Company,  any  Subsidiary or any  Participant  (or any
               estate,  designated  beneficiary  or other  legal  representative
               thereof)  to  take  any  action  in  connection   with  any  such
               determination,  any such shares to be issued or distributed,  any such  payment,  or the making of any such  determination,  as the case may be,  shall be  deferred  until such  required  action is taken.

          12.4 Award  Agreements.  Each  Participant  receiving  a  Stock
               Option or grant of  Restricted  Shares under the Plan shall enter into an Award  Agreement  with the Company in a form specified by
               the  Committee.   Each  such  Participant   shall  agree  to  the
               restrictions, terms and conditions of the award set forth therein and in the Plan.

          12.5 Designation  of  Beneficiary.  Each  Participant  to whom a Stock
               Option or  Restricted  Share has been granted  under the Plan may designate a beneficiary  or  beneficiaries  to exercise any Stock
               Option or to receive  any  payment  which  under the terms of the
               Plan and the relevant Award  Agreement may become  exercisable or payable on or after the  Participant's  death.  At any time,  and from  time to  time,  any  such  designation  may be  changed  or cancelled  by the  Participant  without  the  consent of any such beneficiary. Any such designation, change or cancellation must be on a form  provided for that purpose by the  Committee  and shall
               not  be  effective  until  received  by  the  Committee.   If  no
               beneficiary has been designated by a deceased Participant,  or if the designated  beneficiaries  have  predeceased the Participant, the  beneficiary  shall  be  the  Participant's  estate.  If  the
               Participant  designates more than one  beneficiary,  any payments under  the  Plan to such  beneficiaries  shall  be made in  equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

          12.6 Governing Law. The Plan and all actions taken thereunder shall be governed  by and  construed  in  accordance  with the laws of the
               State  of  Delaware,  without  reference  to  the  principles  of conflict of laws thereof.  Any titles and headings herein are for reference  purposes  only,  and shall in no way limit,  define or otherwise affect the meaning,  construction or  interpretation of any provisions of the Plan.

          12.7 Effective Date. The Plan shall be effective as of the date of its approval by the Board, subject to the approval of the Plan by the
               Company's shareholders in accordance with Sections 162(m) and 422 of the Code and the regulations promulgated  thereunder.  If such approval is not obtained,  this Plan and any awards granted under the Plan shall be null and void and of no force and effect.

                                                                     Exhibit 4.2

                        INCENTIVE STOCK OPTION AGREEMENT

                                 pursuant to the

                    AMENDED AND RESTATED NEUROGEN CORPORATION
                             2001 STOCK OPTION PLAN
             (as amended and restated effective September 4, 2001)

                                    * * * * *

Optionee:

Grant Date:

Per Share Exercise Price:

Number of Option Shares subject to this Option:

                                    * * * * *

     THIS INCENTIVE STOCK OPTION AGREEMENT (this  "Agreement"),  dated as of the
Grant Date specified above, is entered into by and between Neurogen Corporation, a Delaware  corporation  (the  "Company"),  and the  Optionee  specified  above, pursuant to the Amended and  Restated  Neurogen  Corporation  2001 Stock  Option
Plan, as in effect and as amended from time to time (the "Plan"); and

     WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the incentive stock option provided for herein to the Optionee;

     NOW,  THEREFORE,  in  consideration  of the mutual  covenants  and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.   Incorporation  By  Reference;  Plan  Document  Receipt.  This  Agreement is
     subject in all respects to the terms and provisions of the Plan (including, without  limitation,  any amendments  thereto  adopted at any time and from time to time unless such amendments are expressly  intended not to apply to the grant of the option  hereunder),  all of which terms and provisions are made a part of and  incorporated  in this  Agreement  as if they  were each expressly  set forth  herein.  Any  capitalized  term not  defined  in this
     Agreement  shall have the same  meaning as is  ascribed  thereto  under the
     Plan. The Optionee hereby  acknowledges  receipt of a true copy of the Plan and that the Optionee has read the Plan carefully and fully understands its content.  In the event of any conflict  between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.   Grant of Option. The Company hereby grants to the Optionee, as of the Grant
     Date specified  above, an incentive stock option (this "Option") to acquire from the  Company  at the Per  Share  Exercise  Price  specified  above the aggregate number of shares of the Common Stock specified above (the "Option
     Shares").  This  Option is to be treated as (and is intended to qualify as)
     an incentive stock option within the meaning of Section 422 of the Code.

3.   No Dividend  Equivalents.  The Optionee  shall not be entitled to receive a cash payment in respect of the Option Shares  underlying this Option on any dividend payment date for the Common Stock.

4.   Exercise of this Option.

     4.1  Unless  otherwise  provided  in this  Section 4 or  determined  by the
          Committee, this Option shall become exercisable in accordance with and to the extent  provided by the terms and  provisions of Section 6.7 of the Plan.

     4.2  Unless earlier  terminated in accordance with the terms and provisions of the Plan and/or this Agreement,  this Option shall expire and shall no longer be  exercisable  after the  expiration of ten years from the
          Grant Date (the "Option Period").

     4.3  In no event shall this Option be exercisable for a fractional share of
          Common Stock.

5.   Method of Exercise  and  Payment.  This Option  shall be  exercised  by the
     Optionee by delivering  to the  Secretary of the Company or his  designated agent on any business day (the "Exercise  Date") a written notice,  in such manner and form as may be required by the Committee,  specifying the number of the Option  Shares the Optionee  then desires to acquire (the  "Exercise
     Notice").  The  Exercise  Notice  shall be  accompanied  by  payment of the aggregate Per Share  Exercise Price for such number of the Option Shares to be acquired  upon such  exercise.  Such payment shall be made in the manner set forth in Section 6.5 of the Plan.

6.   Termination.

     6.1  If the  Optionee's  employment  with  the  Company  and/or  one of its
          Subsidiaries terminates for any reason, any then-unexercisable portion of this Option shall be forfeited by the Optionee and cancelled by the
          Company.

     6.2  Unless  otherwise  provided  in  this  Section  6,  if the  Optionee's employment with the Company and/or its Subsidiaries terminates for any reason  other  than  due to the  Optionee's  death or  disability  (as defined and determined by the Company), the Optionee's rights, if any, to  exercise  any  then-exercisable  portion  of  this  Option,  shall terminate six (6) months after the date of such  termination,  but not beyond the expiration of the Option Period, and thereafter such Option shall be forfeited by the Optionee and cancelled by the Company.

     6.3  Unless  otherwise  provided  in  this  Section  6,  if the  Optionee's termination of employment with the Company and/or its  Subsidiaries is due to the  Optionee's  death  or  disability,  the  Optionee  (or the
          Optionee's   estate,    designated    beneficiary   or   other   legal
          representative, as the case may be and as determined by the Committee)
          shall have the right, to the extent  exercisable  immediately prior to any such  termination,  to exercise this Option at any time within the one (1)  year  period  following  such  termination  due to  death  or disability,  but not beyond the expiration of the Option  Period,  and thereafter  such  Option  shall  be  forfeited  by  the  Optionee  and cancelled by the Company.

     6.4  The Board or the Committee, in its sole discretion, may determine that all  or  any  portion  of  this  Option,  to  the  extent  exercisable immediately prior to the Optionee's termination of employment with the
          Company and/or its Subsidiaries for any reason, may remain exercisable for an  additional  specified  time period after the period  specified above in this Section 6 expires (subject to any other applicable terms and  provisions  of the Plan and this  Agreement),  but not beyond the expiration of the Option Period.

     6.5  If the Optionee's  employer  ceases to be a Subsidiary of the Company, that event shall be deemed to constitute a  termination  of employment under Section 6.2 above.

7.   Non-transferability.  This  Option,  and any rights or  interests  therein, shall not be sold, exchanged,  transferred,  assigned or otherwise disposed of in any way at any time by the Optionee (or any  beneficiary(ies)  of the
     Optionee),  other than by  testamentary  disposition by the Optionee or the laws of  descent  and  distribution.  This  Option  shall  not be  pledged, encumbered or otherwise hypothecated in any way at any time by the Optionee
     (or any  beneficiary(ies)  of the  Optionee)  and shall not be  subject  to execution,  attachment  or  similar  legal  process.  Any  attempt to sell, exchange,  pledge,  transfer,  assign,  encumber or otherwise dispose of or hypothecate  this  Option,  or the  levy of any  execution,  attachment  or similar  legal  process  upon this  Option,  contrary  to the terms of this
     Agreement and/or the Plan shall be null and void and without legal force or effect.  This Option shall be exercisable  during the  Optionee's  lifetime only by the Optionee.

8.   Entire Agreement;  Amendment.  This Agreement contains the entire agreement between the parties  hereto with  respect to the subject  matter  contained herein,  and  supersedes  all  prior  agreements  or prior  understandings, whether  written or oral,  between  the parties  relating  to such  subject matter.  The  Board or the  Committee  shall  have the  right,  in its sole discretion,  to  modify  or  amend  this  Agreement  from  time  to time in accordance  with and as provided in the Plan;  provided,  however,  that no such modification or amendment shall materially adversely affect the rights of the Optionee under this Option without the consent of the Optionee.  The
     Company shall give written notice to the Optionee of any such  modification or amendment of this  Agreement as soon as  practicable  after the adoption thereof. This Agreement may also be modified or amended by a writing signed by both the Company and the Optionee.

9.   Notices.  Any  Exercise  Notice or other  notice  which may be  required or permitted under this Agreement shall be in writing,  and shall be delivered in person or via  facsimile  transmission,  overnight  courier  service  or
     certified  mail,  return  receipt  requested,   postage  prepaid,  properly
     addressed as follows:

     9.1  If such notice is to the Company, to the attention of the Secretary of
          Neurogen  Corporation,  Branford,  CT, or at such other address as the
          Company,  by notice to the Optionee,  shall  designate in writing from time to time.

     9.2  If such notice is to the  Optionee,  at his or her address as shown on the Company's  records,  or at such other address as the Optionee,  by notice to the Company, shall designate in writing from time to time.

10.  Governing  Law.  This  Agreement  shall be  governed  by and  construed  in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

11.  Compliance  with Laws.  The issuance of this Option (and the Option  Shares upon exercise of this Option)  pursuant to this Agreement  shall be subject to, and shall comply with, any applicable  requirements  of any federal and
     state   securities  laws,   rules  and  regulations   (including,   without
     limitation,  the provisions of the Securities Act of 1933, the Exchange Act and the respective  rules and regulations  promulgated  thereunder) and any other  law or  regulation  applicable  thereto.  The  Company  shall not be obligated to issue this Option or any of the Option Shares pursuant to this
     Agreement if any such issuance would violate any such requirements.

12.  Binding  Agreement;  Assignment.  This Agreement shall inure to the benefit of, be binding upon,  and be  enforceable by the Company and its successors and  assigns.  The  Optionee  shall not assign  any part of this  Agreement without the prior express written consent of the Company.

13.  Counterparts.  This Agreement may be executed in one or more  counterparts, each of which  shall be deemed to be an  original,  but all of which  shall constitute one and the same instrument.

14.  Headings. The titles and headings of the various sections of this Agreement have been  inserted  for  convenience  of  reference  only and shall not be deemed to be a part of this Agreement.

15.  Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and  performed)  all such  further  acts and shall  execute  and deliver all such other agreements, certificates,  instruments and documents as any party hereto reasonably may request in order to carry out the intent and  accomplish  the  purposes  of  this  Agreement  and the  Plan  and the consummation of the transactions contemplated hereunder and thereunder.

16.  Severability.  The invalidity or unenforceability of any provisions of this
     Agreement in any  jurisdiction  shall not affect the validity,  legality or enforceability  of the remainder of this Agreement in such  jurisdiction or the validity, legality or enforceability of any provision of this Agreement
     in  any  other  jurisdiction,   it  being  intended  that  all  rights  and
     obligations  of the parties  hereunder  shall be enforceable to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer,  and the Optionee has hereunto set his hand, all as of the Grant Date specified above.

                                           NEUROGEN CORPORATION

                                            By:_________________________________

                                          Name:_________________________________

                                         Title:_________________________________

                                           -------------------------------------
                                           [Optionee]

                                                                     Exhibit 4.3
                      NON-QUALIFIED STOCK OPTION AGREEMENT

                                 pursuant to the

                              AMENDED AND RESTATED
                              NEUROGEN CORPORATION
                             2001 STOCK OPTION PLAN
             (as amended and restated effective September 4, 2001)

                                    * * * * *

Optionee:

Grant Date:

Per Share Exercise Price:

Number of Option Shares subject to this Option:

                                    * * * * *

     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this  "Agreement"),  dated as of the  Grant  Date  specified  above,  is  entered  into by and  between  Neurogen
Corporation,  a Delaware corporation (the "Company"), and the Optionee specified above,  pursuant to the Amended and  Restated  Neurogen  Corporation  2001 Stock
Option Plan, as in effect and as amended from time to time (the "Plan"); and

     WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the  non-qualified  stock option  provided for herein to the Optionee;

     NOW,  THEREFORE,  in  consideration  of the mutual  covenants  and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.   Incorporation  By  Reference;  Plan  Document  Receipt.  This  Agreement is
     subject in all respects to the terms and provisions of the Plan (including, without  limitation,  any amendments  thereto  adopted at any time and from time to time unless such amendments are expressly  intended not to apply to the grant of the option  hereunder),  all of which terms and provisions are made a part of and  incorporated  in this  Agreement  as if they  were each expressly  set forth  herein.  Any  capitalized  term not  defined  in this
     Agreement  shall have the same  meaning as is  ascribed  thereto  under the
     Plan. The Optionee hereby  acknowledges  receipt of a true copy of the Plan and that the Optionee has read the Plan carefully and fully understands its content.  In the event of any conflict  between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.   Grant of Option. The Company hereby grants to the Optionee, as of the Grant
     Date  specified  above,  a  non-qualified  stock option (this  "Option") to acquire from the Company at the Per Share  Exercise Price  specified  above the  aggregate  number of shares of the Common Stock  specified  above (the
     "Option Shares").  This Option is not to be treated as (and is not intended to qualify as) an incentive  stock option within the meaning of Section 422 of the Code.

3.   No Dividend  Equivalents.  The Optionee  shall not be entitled to receive a cash payment in respect of the Option Shares  underlying this Option on any dividend payment date for the Common Stock.

4.   Exercise of this Option.

     4.1  Unless  otherwise  provided  in this  Section 4 or  determined  by the
          Committee, this Option shall become exercisable in accordance with and to the extent  provided by the terms and  provisions of Section 6.7 of the Plan.

     4.2  Unless earlier  terminated in accordance with the terms and provisions of the Plan and/or this Agreement,  this Option shall expire and shall no longer be  exercisable  after the  expiration of ten years from the
          Grant Date (the "Option Period").

     4.3  In no event shall this Option be exercisable for a fractional share of
          Common Stock.

5.   Method of Exercise  and  Payment.  This Option  shall be  exercised  by the
     Optionee by delivering  to the  Secretary of the Company or his  designated agent on any business day (the "Exercise  Date") a written notice,  in such manner and form as may be required by the Committee,  specifying the number of the Option  Shares the Optionee  then desires to acquire (the  "Exercise
     Notice").  The  Exercise  Notice  shall be  accompanied  by  payment of the aggregate Per Share  Exercise Price for such number of the Option Shares to be acquired  upon such  exercise.  Such payment shall be made in the manner set forth in Section 6.5 of the Plan.

6.   Termination.

     6.1  If the  Optionee's  employment  with  the  Company  and/or  one of its
          Subsidiaries terminates for any reason, any then-unexercisable portion of this Option shall be forfeited by the Optionee and cancelled by the
          Company.

     6.2  Unless  otherwise  provided  in  this  Section  6,  if the  Optionee's employment with the Company and/or its Subsidiaries terminates for any reason  other  than  due to the  Optionee's  death or  disability  (as defined and determined by the Company), the Optionee's rights, if any, to  exercise  any  then-exercisable  portion  of  this  Option,  shall terminate six (6) months after the date of such  termination,  but not beyond the expiration of the Option Period, and thereafter such Option shall be forfeited by the Optionee and cancelled by the Company.

     6.3  Unless  otherwise  provided  in  this  Section  6,  if the  Optionee's termination of employment with the Company and/or its  Subsidiaries is due to the  Optionee's  death  or  disability,  the  Optionee  (or the
          Optionee's   estate,    designated    beneficiary   or   other   legal
          representative, as the case may be and as determined by the Committee)
          shall have the right, to the extent  exercisable  immediately prior to any such  termination,  to exercise this Option at any time within the one (1)  year  period  following  such  termination  due to  death  or disability,  but not beyond the expiration of the Option  Period,  and thereafter  such  Option  shall  be  forfeited  by  the  Optionee  and cancelled by the Company.

     6.4  The Board or the Committee, in its sole discretion, may determine that all  or  any  portion  of  this  Option,  to  the  extent  exercisable immediately prior to the Optionee's termination of employment with the
          Company and/or its Subsidiaries for any reason, may remain exercisable for an  additional  specified  time period after the period  specified above in this Section 6 expires (subject to any other applicable terms and  provisions  of the Plan and this  Agreement),  but not beyond the expiration of the Option Period.

     6.5  If the Optionee's  employer  ceases to be a Subsidiary of the Company, that event shall be deemed to constitute a  termination  of employment under Section 6.2 above.

7.   Non-transferability.  This  Option,  and any rights or  interests  therein, shall not be sold, exchanged,  transferred,  assigned or otherwise disposed of in any way at any time by the Optionee (or any  beneficiary(ies)  of the
     Optionee),  other than by  testamentary  disposition by the Optionee or the laws of  descent  and  distribution.  This  Option  shall  not be  pledged, encumbered or otherwise hypothecated in any way at any time by the Optionee
     (or any  beneficiary(ies)  of the  Optionee)  and shall not be  subject  to execution,  attachment  or  similar  legal  process.  Any  attempt to sell, exchange,  pledge,  transfer,  assign,  encumber or otherwise dispose of or hypothecate  this  Option,  or the  levy of any  execution,  attachment  or similar  legal  process  upon this  Option,  contrary  to the terms of this
     Agreement and/or the Plan shall be null and void and without legal force or effect.  This Option shall be exercisable  during the  Optionee's  lifetime only by the Optionee.

8.   Entire Agreement;  Amendment.  This Agreement contains the entire agreement between the parties  hereto with  respect to the subject  matter  contained herein,  and  supersedes  all  prior  agreements  or prior  understandings, whether  written or oral,  between  the parties  relating  to such  subject matter.  The  Board or the  Committee  shall  have the  right,  in its sole discretion,  to  modify  or  amend  this  Agreement  from  time  to time in accordance  with and as provided in the Plan;  provided,  however,  that no such modification or amendment shall materially adversely affect the rights of the Optionee under this Option without the consent of the Optionee.  The
     Company shall give written notice to the Optionee of any such  modification or amendment of this  Agreement as soon as  practicable  after the adoption thereof. This Agreement may also be modified or amended by a writing signed by both the Company and the Optionee.

9.   Notices.  Any  Exercise  Notice or other  notice  which may be  required or permitted under this Agreement shall be in writing,  and shall be delivered in person or via  facsimile  transmission,  overnight  courier  service  or
     certified  mail,  return  receipt  requested,   postage  prepaid,  properly
     addressed as follows:

     9.1  If such notice is to the Company, to the attention of the Secretary of
          Neurogen  Corporation,  Branford,  CT, or at such other address as the
          Company,  by notice to the Optionee,  shall  designate in writing from time to time.

     9.2  If such notice is to the  Optionee,  at his or her address as shown on the Company's  records,  or at such other address as the Optionee,  by notice to the Company, shall designate in writing from time to time.

10.  Governing  Law.  This  Agreement  shall be  governed  by and  construed  in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

11.  Compliance  with Laws.  The issuance of this Option (and the Option  Shares upon exercise of this Option)  pursuant to this Agreement  shall be subject to, and shall comply with, any applicable  requirements  of any federal and
     state   securities  laws,   rules  and  regulations   (including,   without
     limitation,  the provisions of the Securities Act of 1933, the Exchange Act and the respective  rules and regulations  promulgated  thereunder) and any other  law or  regulation  applicable  thereto.  The  Company  shall not be obligated to issue this Option or any of the Option Shares pursuant to this
     Agreement if any such issuance would violate any such requirements.

12.  Binding  Agreement;  Assignment.  This Agreement shall inure to the benefit of, be binding upon,  and be  enforceable by the Company and its successors and  assigns.  The  Optionee  shall not assign  any part of this  Agreement without the prior express written consent of the Company.

13.  Counterparts.  This Agreement may be executed in one or more  counterparts, each of which  shall be deemed to be an  original,  but all of which  shall constitute one and the same instrument.

14.  Headings. The titles and headings of the various sections of this Agreement have been  inserted  for  convenience  of  reference  only and shall not be deemed to be a part of this Agreement.

15.  Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and  performed)  all such  further  acts and shall  execute  and deliver all such other agreements, certificates,  instruments and documents as any party hereto reasonably may request in order to carry out the intent and  accomplish  the  purposes  of  this  Agreement  and the  Plan  and the consummation of the transactions contemplated hereunder and thereunder.

16.  Severability.  The invalidity or unenforceability of any provisions of this
     Agreement in any  jurisdiction  shall not affect the validity,  legality or enforceability  of the remainder of this Agreement in such  jurisdiction or the validity, legality or enforceability of any provision of this Agreement
     in  any  other  jurisdiction,   it  being  intended  that  all  rights  and
     obligations  of the parties  hereunder  shall be enforceable to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer,  and the Optionee has hereunto set his hand, all as of the Grant Date specified above.

                                            NEUROGEN CORPORATION

                                           By:__________________________________

                                           Name:________________________________

                                           Title:_______________________________

                                            ------------------------------------
                                            [Optionee]

                                                           Exhibits 5.1 and 23.2

                                                               November 14, 2001

Neurogen Corporation
35 Northeast Industrial Road
Branford, CT 06405

Dear Sirs:

     We  refer to the  Registration  Statement  on Form  S-8 (the  "Registration
Statement") which Neurogen Corporation,  a Delaware corporation (the "Company"), proposes to file with the Securities and Exchange  Commission for the purpose of registering  under the Securities Act of 1933, as amended,  2,000,000  shares of
Common Stock of the Company,  par value $.025 per share (the "Shares")  pursuant to the Amended and  Restated  Neurogen  Corporation  2001 Stock Option Plan (the
"Plan"). In connection with the foregoing registration, we have acted as counsel for the  Company,  and as such  counsel,  we are  familiar  with  the  corporate proceedings  taken by the Company in connection with the  authorization and sale of the Shares and with the provisions of the Plan, in accordance  with which the sales of the Shares are to be made, in the form  incorporated by reference as an exhibit to the Registration Statement.

     We have examined  originals,  or copies certified to our  satisfaction,  of such  corporate  records  of the  Company,  agreements  and  other  instruments, certificates of public officials,  certificates of officers and  representatives of the Company and other  documents as we have deemed it necessary to require as a basis for the opinions  hereinafter  expressed.  In such  examination  we have assumed the  genuineness of all  signatures,  the  authenticity of all documents submitted to us as originals,  the conformity with the original documents of all documents  submitted to us as copies and the  authenticity  of the  originals of such latter documents. As to various questions of fact material to such opinions we have,  when relevant facts were not  independently  established,  relied upon certifications  by officers of the  Company  and other  appropriate  persons and statements contained in the Registration Statement.

     Based upon the foregoing,  and having regard to legal  considerations which we  deem  relevant,  we are of the  opinion  that  the  Shares  have  been  duly authorized  and,  when  certificates  representing  the  Shares  shall have been executed in facsimile by proper  officers of the Company,  authenticated  by the transfer  agent and  registrar  for the Shares,  delivered  to persons  entitled thereto  pursuant to the Plan in accordance  with the terms thereof and paid for at the prices specified in the Stock Option Agreement, the Shares will have been legally and validly issued, fully paid and nonassessable.

     We hereby  consent  to the filing of this  opinion  as  Exhibit  5.1 to the
Registration Statement.

                                        Very truly yours,

                                        /s/ Milbank, Tweed, Hadley & McCloy LLP
                                        ----------------------------------------

                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the  incorporation  by reference in this  Registration
Statement  on Form S-8 of our report  dated  February  12, 2001  relating to the
financial   statements  of  Neurogen   Corporation  which  appears  in  Neurogen
Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000.

PRICEWATERHOUSECOOPERS LLP

November 16, 2001

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8 relating to 2,000,000 shares  registered under the Amended and Restated
Neurogen  Corporation  2001 Stock Option Plan, and any and all amendments to the foregoing  Registration  Statement on Form S-8,  which  amendments may make such changes in the Registration Statement on Form S-8 as such attorney-in-fact deems appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Frank C. Carlucci
                                             ---------------------
                                               Frank C. Carlucci

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8 relating to 2,000,000 shares  registered under the Amended and Restated
Neurogen  Corporation  2001 Stock Option Plan, and any and all amendments to the foregoing  Registration  Statement on Form S-8,  which  amendments may make such changes in the Registration Statement on Form S-8 as such attorney-in-fact deems appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/William H. Koster
                                             ---------------------
                                               William H. Koster

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8 relating to 2,000,000 shares  registered under the Amended and Restated
Neurogen  Corporation  2001 Stock Option Plan, and any and all amendments to the foregoing  Registration  Statement on Form S-8,  which  amendments may make such changes in the Registration Statement on Form S-8 as such attorney-in-fact deems appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/John F. Tallman
                                             ---------------------
                                               John F. Tallman

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8 relating to 2,000,000 shares  registered under the Amended and Restated
Neurogen  Corporation  2001 Stock Option Plan, and any and all amendments to the foregoing  Registration  Statement on Form S-8,  which  amendments may make such changes in the Registration Statement on Form S-8 as such attorney-in-fact deems appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Suzanne H. Woolsey
                                             ---------------------
                                               Suzanne H. Woolsey

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8 relating to 2,000,000 shares  registered under the Amended and Restated
Neurogen  Corporation  2001 Stock Option Plan, and any and all amendments to the foregoing  Registration  Statement on Form S-8,  which  amendments may make such changes in the Registration Statement on Form S-8 as such attorney-in-fact deems appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Robert H. Roth
                                             ---------------------
                                               Robert H. Roth

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8 relating to 2,000,000 shares  registered under the Amended and Restated
Neurogen  Corporation  2001 Stock Option Plan, and any and all amendments to the foregoing  Registration  Statement on Form S-8,  which  amendments may make such changes in the Registration Statement on Form S-8 as such attorney-in-fact deems appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Jeffrey J. Collinson
                                             ---------------------
                                               Jeffrey J. Collinson

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8 relating to 2,000,000 shares  registered under the Amended and Restated
Neurogen  Corporation  2001 Stock Option Plan, and any and all amendments to the foregoing  Registration  Statement on Form S-8,  which  amendments may make such changes in the Registration Statement on Form S-8 as such attorney-in-fact deems appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/John Simon
                                             ---------------------
                                               John Simon

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8 relating to 2,000,000 shares  registered under the Amended and Restated
Neurogen  Corporation  2001 Stock Option Plan, and any and all amendments to the foregoing  Registration  Statement on Form S-8,  which  amendments may make such changes in the Registration Statement on Form S-8 as such attorney-in-fact deems appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Mark Novitch
                                             ---------------------
                                               Mark Novitch

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8 relating to 2,000,000 shares  registered under the Amended and Restated
Neurogen  Corporation  2001 Stock Option Plan, and any and all amendments to the foregoing  Registration  Statement on Form S-8,  which  amendments may make such changes in the Registration Statement on Form S-8 as such attorney-in-fact deems appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Robert N. Butler
                                             ---------------------
                                               Robert N. Butler

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8 relating to 2,000,000 shares  registered under the Amended and Restated
Neurogen  Corporation  2001 Stock Option Plan, and any and all amendments to the foregoing  Registration  Statement on Form S-8,  which  amendments may make such changes in the Registration Statement on Form S-8 as such attorney-in-fact deems appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Barry M. Bloom
                                             ---------------------
                                               Barry M. Bloom

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8 relating to 2,000,000 shares  registered under the Amended and Restated
Neurogen  Corporation  2001 Stock Option Plan, and any and all amendments to the foregoing  Registration  Statement on Form S-8,  which  amendments may make such changes in the Registration Statement on Form S-8 as such attorney-in-fact deems appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Julian C. Baker
                                             ---------------------
                                               Julian C. Baker

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8 relating to 2,000,000 shares  registered under the Amended and Restated
Neurogen  Corporation  2001 Stock Option Plan, and any and all amendments to the foregoing  Registration  Statement on Form S-8,  which  amendments may make such changes in the Registration Statement on Form S-8 as such attorney-in-fact deems appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Felix J. Baker
                                             ---------------------
                                               Felix J. Baker